Exhibit 10.15
SEVERANCE AND GENERAL RELEASE AGREEMENT
This Severance and General Release Agreement (“Agreement”) is made and entered into by and between James A. Burk (“Employee”), an individual, and Youbet.com, Inc. (“Youbet”), upon the following terms and conditions:
RECITALS
WHEREAS, Employee’s employment with Youbet will terminate on March 31, 2009 (the “Separation Date”);
WHEREAS, Employee will be paid all current salary, all accrued vacation pay, and any benefits Employee qualifies for under the terms of any group insurance benefit plan or tax-qualified retirement plan through and concluding on the Separation Date;
WHEREAS, Employee’s rights and obligations under the July 9, 2007 Employment Agreement (“Employment Agreement”) will end as of the Effective Date (as defined in Section 2 below) and Employee as of the Effective Date waives and otherwise forfeits any and all rights under the Employment Agreement;
WHEREAS, Youbet is willing to provide Employee with severance pay and certain other consideration upon the terms and conditions set forth in this Agreement; and
WHEREAS, Employee has had the opportunity to consult with legal counsel before signing this Agreement, has read this Agreement and understood its contents, and has signed this Agreement voluntarily.
NOW, THEREFORE, in consideration of the mutual promises, consideration, covenants, and conditions provided for in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, Youbet and Employee agree as follows:
COVENANTS
1. Recitals. The parties hereto acknowledge the truth and accuracy of the foregoing recitals.
2. Effective Date. Once signed by both parties, this Agreement shall become binding upon Youbet and Employee on the later to occur of (a) the date upon which this Agreement has been signed by Youbet, or (b) eight (8) days after this Agreement has been signed by Employee (such applicable date being referred to herein as the “Effective Date”).

3. Confidential Information. Employee shall return to Youbet, and shall not take, copy, utilize or disclose, in any form or manner, confidential customer lists, operations manuals, budgets and business plans, strategic plans, financial statements and other confidential financial information concerning Youbet or its customers, and other confidential or proprietary materials or information.
4. Payments and Consideration. In consideration for Employee entering into this Agreement and the release contained herein, Youbet agrees to the following:
A. To assist Employee in his transition to new employment and in consideration for the promises contained in this Agreement, Youbet shall pay to Employee within ten (10) days after the later of (i) the Effective Date and (ii) the Separation Date, a lump sum severance payment of One Hundred and Eighty Thousand Dollars ($180,000.00), less appropriate deductions for federal and state withholding and other applicable taxes and legally required deductions. Youbet further will pay Employee’s monthly COBRA health, dental and vision insurance premiums for up to twelve (12) months following the Separation Date, provided Employee timely and fully completes all COBRA elections forms. Youbet’s obligation to make such COBRA payments shall cease immediately if Employee becomes eligible for other health insurance benefits at the expense of a new employer or otherwise becomes ineligible for COBRA coverage. Finally, as further consideration for the promises contained in this Agreement, Youbet shall pay to Employee on the earlier of (i) the date when Youbet executives are paid incentive bonuses and (ii) ten (10) days after the Separation Date, but in no event prior to the Effective Date, a lump sum bonus payment of One Hundred and Twenty Thousand Dollars ($120,000.00), less appropriate deductions for federal and state withholding and other applicable taxes and legally required deductions.
B. Nothing in this Agreement shall be deemed to terminate Youbet’s obligation to reimburse Employee for all reasonable and documented business expenses incurred by him/her prior to the Separation Date within 30 days after submission of a written expense report, provided that (a) Youbet receives the same within 90 days after the Separation Date, and (b) such expenses were incurred, and the request for reimbursement was submitted, in accordance with Youbet’s policies and procedures, including attaching all receipts and customary documentation.
C. Subject only to Section 4.A. above, all other wages, compensation, bonuses, 401k plan eligibility, insurances, club dues, expenses, automobile allowance, financial consulting, severance and benefits will cease permanently on or before the Separation Date. The parties acknowledge that no contract other than the Employment Agreement governed any terms and conditions of Employee’s employment, and Employee hereby waives and otherwise forfeits any rights under the Employment Agreement.
D. Employee acknowledges that the commitments provided to Employee under this Section 4 exceed any compensation or benefits which he is otherwise entitled to receive on termination of Employee’s employment.
E. Employee acknowledges that he shall be required to perform his job duties through and including the Separation Date.
F.  Employee shall retain any and all rights which Employee has acquired under Youbet’s Stock Option Plan, including the 150,000 options granted Employee therein and the right to exercise the 37,500 vested options prior to 5:00 PM Pacific Time, June 29, 2009.

5. Release. Except for the specific obligations set forth in Section 4A of this Agreement, Employee, on behalf of himself/herself, his/her descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby irrevocably and unconditionally fully releases and discharges, Youbet, its subsidiaries and affiliates, past and present, and each of them, as well as its and their respective partners, directors, officers, members, agents, attorneys, insurers, employees, stockholders, representatives, ERISA plans, current and former trustees and administrators of ERISA plans, assigns and successors, past and present, and each of them (hereinafter collectively referred to as the “Releasees”), with respect to and from any and all charges, complaints, claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which he/she now owns or holds or he/she has at any time heretofore owned or held as against said Releasees, arising out of or in any way connected with his/her employment relationship and the ending of that employment relationship with Youbet, the Employment Agreement, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted on or before the date of this Agreement including, without limitation, to the maximum extent permitted by applicable law, any claim under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000(e), et. seq.; the Age Discrimination in Employment Act, 29 U.S.C. § 623, et. seq. (“ADEA”); the Americans with Disabilities Act, 42 U.S.C. § 12101(e), et. seq.; the California Fair Employment and Housing Act, California Government Code § 12940, et. seq. (which may include claims for age, race, color, ancestry, national origin, disability, medical condition, marital status, sexual orientation, gender, gender identity, religious creed, pregnancy, sex discrimination and harassment); the Employment Retirement Income Security Act of 1974, 29 U.S.C. § 100, et. seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C § 2101, et. seq.; the Pregnancy Discrimination Act, 42 U.S.C. § 2000e (k); the Family and Medical Leave Act (“FMLA”), the California Family Rights Act (“CFRA”), the Fair Labor Standards Act (“FLSA”), the Equal Pay Act, wage and hour law, any and all protections pursuant to any state’s Labor Code (to the extent waivable), the United States and California Constitutions; and any other federal or state law, severance pay, bonus, retention payment, sick leave, holiday pay, vacation pay, paid time off, life insurance, health or medical insurance or any other employee or fringe benefit, breach of contract, breach of the implied covenant of fair dealing, defamation, slander, workers’ compensation, disability, personal injury, negligence, discrimination, harassment, retaliation, negligent or intentional infliction of emotional distress, fraud, misrepresentation or invasion of privacy; provided, however, that nothing contained herein shall affect Employee’s rights under Youbet’s Stock Option Plan and the 150,000 options granted to Employee thereunder (including, without limitation, the right to exercise the 37,500 vested options prior to 5:00 p.m. Pacific time, June 29, 2009) and nothing contained herein shall affect claims that cannot be waived under applicable law. Employee further agrees to waive irrevocably the right to recover under any claim that may be filed by or with the Equal Employment Opportunity Commission or any other federal, state or local government entity, relating to Employee’s employment with Youbet or the ending of that employment, to the maximum extent permitted by applicable law. This release does not cover any rights or claims that may arise after the date this Agreement is signed.

Neither this Agreement nor any term herein shall be deemed to be an admission by Youbet, or shall be admissible in any proceeding as evidence, of any violation of any of Youbet’s policies or procedures or any federal, state or local laws or regulations.
It is the intention of Employee in executing this Agreement that the foregoing general release shall be effective as a bar to each and every claim, demand and cause of action specified hereinabove, to the maximum extent permitted by applicable law. In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon him/her by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
Employee acknowledges that he/she may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected the terms of this release. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee acknowledges that he/she understands the significance and consequence of the foregoing release and the specific waiver of SECTION 1542.
6. Notice re: Waiver of Age Discrimination Claims.
A. Employee understands that this Agreement contains a full release of existing claims, whether currently known or unknown, including age discrimination or other claims under the ADEA. Employee has been and is hereby again advised to consult with an attorney prior to executing this Agreement and, by executing this Agreement, acknowledges that he/she has been afforded at least twenty-one (21) days to consider this Agreement and to decide whether to enter into this Agreement, and in the event he/she should decide to execute this Agreement in fewer than twenty-one (21) days, he/she has done so with the express understanding that he/she has been given and declined the opportunity to consider this Agreement for a full twenty-one (21) days.

B. Employee has the right to revoke this Agreement within seven (7) days of signing it. To revoke this Agreement, Employee must send a written letter by certified mail to:
Youbet.com
5901 De Soto Avenue
Woodland Hills, CA 91367
Attention: Legal Department
The letter must be postmarked within seven (7) days of the date that Employee signs this Agreement, and shall clearly indicate Employee’s intent to revoke.
7. No Lawsuits; Covenant Not to Sue. Employee represents that, prior to signing this Agreement, he/she has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against Youbet or its officers, directors, agents or employees asserting any claims that are released in this Agreement. To the extent permitted by law, at no time after the Effective Date will Employee file, maintain, or execute upon, or cause or permit the filing or maintenance or execution upon, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any judgment, charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he/she may now have, has ever had, or may in the future have against Releasees which is based in whole or in part on any matter covered by paragraph 5 above.
8. No Representations. Employee represents and agrees that no promises, statements or inducements have been made to him/her which caused him/her to sign this Agreement, other than those expressly set forth in this Agreement.
9. No Assignment. Employee warrants and represents that he/she has not heretofore assigned to any person any released matter or any portion thereof, and shall defend, indemnify and hold harmless Youbet from and against any claim (including the payment of attorneys’ fees and costs actually incurred, whether or not litigation is commenced) based upon, in connection with or arising out of any such assignment made, purported or claimed.
10. No Reinstatement. Employee agrees that he/she will not at any future time seek employment or reemployment with Youbet or any of its subsidiaries for one year after the Separation Date. Employee further agrees that Releasees shall not be liable for any damages now or in the future because any Releasee refuses to employ Employee for any reason whatsoever.

11. Non-Disparagement. Youbet and Employee acknowledge and agree that they have mutual respect for one another. Accordingly, both parties agree as follows: Employee agrees not to make any statements, orally or in writing, that are intended to disparage or harm the reputation of Youbet, or any of its officers, directors, employees, or agents. Youbet agrees that none of its officers, directors, employees or agents who have knowledge of this Agreement shall make any statements, orally or in writing, that are intended to disparage or harm the reputation of Employee. This prohibition shall not apply to intra-company communications with a legitimate business purpose (including communications between Youbet and its Board members), or as expressly authorized by law or lawful process.
12. Successors. This Agreement shall be binding upon Employee and upon his/her heirs, administrators, representatives and executors, and shall inure to the benefit of the Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.
13. Integration. This Agreement constitutes the entire agreement and understanding concerning Employee’s employment, his/her separation from the same and the other subject matters addressed herein, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof.
14. Severability. If any provision of this Agreement or the application thereof to any situation is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without such invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.
15. Waiver. No waiver of any breach of any term or provision of this Agreement shall constitute a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.
16. Amendments. This Agreement may be modified only by a written instrument signed by the parties.
17. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California (i.e., without reference to its conflict of law rules).
I have read the foregoing Agreement, I accept and agree to the provisions it contains, and I hereby execute it knowingly and voluntarily with full understanding of its consequences. I declare that the foregoing statement is true and correct.

		/s/ James Burk	Date:	February 27	,	2009

		James A. Burk

Accepted and agreed to by: YOUBET.COM, INC.

By:	/s/ Michael Brodsky

	Name:	Michael Brodsky

	Title:	Chief Executive Officer	Date:	March 5	,	2009